UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2016

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On March 15, 2016, the Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company”) appointed Cathy E. Minehan as a member of the Board effective immediately. The Board increased the size of the Board from eleven to twelve members and appointed Ms. Minehan to fill the vacancy.

Ms. Minehan will serve as a Class I director, which class will stand for re-election at the 2017 annual meeting of stockholders. Ms. Minehan will also serve as a member of the Board’s Audit Committee. There are no agreements or understandings between Ms. Minehan and any other person pursuant to which she was appointed to the Board and there are no transactions between Ms. Minehan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her service on the Board, Ms. Minehan will participate in the Company’s director compensation program as set forth in the Company’s 2015 Proxy Statement. In addition, Ms. Minehan and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, which form has been previously filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: March 15, 2016